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AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

THE SAVANNAH BANCORP, INC.

AND

BRYAN BANCORP OF GEORGIA, INC.

Dated as of February 11, 1998



AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 11, 1998, by and between THE SAVANNAH BANCORP, INC. ("Savannah"), a Georgia corporation; and BRYAN BANCORP OF GEORGIA, INC. ("Bryan"), a Georgia corporation.
 Preamble
                  The respective Boards of Directors of Bryan and Savannah are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Bryan with and into Savannah. At the effective time of such merger, the outstanding shares of the capital stock of Bryan shall be converted into the right to receive shares of the common stock of Savannah (except as provided herein). As a result, shareholders of Bryan shall become shareholders of Savannah and Savannah shall continue to conduct the business and operations of Bryan. The transactions described in this Agreement are subject to the approvals of the shareholders of Bryan, the shareholders of Savannah, the Board of Governors of the Federal Reserve System, Department of Banking and Finance of the State of Georgia, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

                  Immediately after the execution and delivery of this Agreement, as a condition and inducement to Savannah's willingness to enter into this Agreement, Bryan and Savannah are entering into a stock option agreement pursuant to which Bryan is granting to Savannah an option to purchase shares of Bryan Common Stock. Immediately after the execution and delivery of this Agreement, as a condition and inducement to Bryan's willingness to enter into this Agreement, Savannah and Bryan are entering into a stock option agreement pursuant to which Savannah is granting to Bryan an option to purchase shares of Savannah Common Stock.

                  Certain  terms used in this  Agreement  are defined in Section
11.1 of this Agreement.



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                  NOW,  THEREFORE,  in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


ARTICLE 1
TRANSACTIONS AND TERMS OF MERGER

                  1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Bryan shall be merged with and into Savannah in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Sections 14-2-1106 and 14-2-1107 of the GBCC (the "Merger"). Savannah shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Bryan and Savannah.

                  1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

                  1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Bryan and Savannah approve this Agreement to the extent such approval is required by applicable Law.

                  1.4 Execution of Stock Option Agreements.[A&B1] Simultaneously with the execution of this Agreement by the Parties and as a condition thereto, Bryan is executing and delivering to Savannah a stock option agreement (the "Bryan Stock Option Agreement"), in substantially the form of Exhibit 1 hereto, pursuant to which Bryan is granting to Savannah an option to purchase shares of Bryan Common Stock, and Savannah is executing and delivering to Bryan a stock option agreement (the "Savannah Stock Option Agreement"), in substantially the form of Exhibit 2 hereto, pursuant to which Savannah is granting to Bryan an option to purchase shares of Savannah Common Stock.


ARTICLE 2
TERMS OF MERGER

                  2.1 Charter. The Articles of Incorporation of Savannah in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

                  2.2 Bylaws. The Bylaws of Savannah in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

                  2.3 Directors and Officers. The directors of Savannah in office immediately prior to the Effective Time, together with E. James Burnsed and four other directors of Bryan selected by the Bryan Board of Directors prior to the Effective Time, shall serve as the initial directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Savannah in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation; provided, that E. James Burnsed shall be elected Vice Chairman of the Surviving Corporation. Of the five directors of Bryan who shall serve as

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directors of the Surviving Corporation, two shall be elected for an initial term of one year, two shall be elected for an initial term of two years, and E. James Burnsed shall be elected for an initial term of three years.


ARTICLE 3
MANNER OF CONVERTING SHARES

                  3.1  Conversion of Shares.  Subject to the  provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Savannah, Bryan, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                  (a) Each share of capital stock of Savannah issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                  (b) Each share of Bryan Common Stock (excluding shares held by any Bryan Entity or any Savannah Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.85 shares of Savannah Common Stock (the "Exchange Ratio").

                  3.2  Anti-Dilution  Provisions.  In the event Savannah changes the number of shares of Savannah Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted (to the nearest one-thousandth of a share).

                  3.3 Shares Held by Bryan or Savannah. Each of the shares of Bryan Common Stock held by any Bryan Entity or by any Savannah Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.4 Dissenting Shareholders. Any holder of shares of Bryan Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Bryan the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Bryan fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Savannah shall issue and deliver the consideration to which such holder of shares of Bryan Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Bryan Common Stock held by him. If and to the extent required by applicable Law, Bryan will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

                  3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Bryan Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Savannah Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Savannah Common Stock multiplied by the market value of one share of Savannah Common Stock at the Effective Time. The market value of one share of Savannah Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.




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                  3.6      Conversion of Stock Options.

                  (a) At the Effective Time, each option or other Equity Right to purchase shares of Bryan Common Stock pursuant to stock options ("Bryan Options") granted by Bryan, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Savannah Common Stock, and Savannah shall assume each Bryan Option, in accordance with the terms of the stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Savannah and its Compensation Committee shall be substituted for Bryan and the Committee of Bryan's Board of Directors (including, if applicable, the entire Board of Directors of Bryan) administering such Bryan Options, (ii) each Bryan Option assumed by Savannah may be exercised solely for shares of Savannah Common Stock (or cash, if so provided under the terms of such Bryan Option), (iii) the number of shares of Savannah Common Stock subject to such Bryan Option shall be equal to the number of shares of Bryan Common Stock subject to such Bryan Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and
(iv) the per share exercise price under each such Bryan Option shall be adjusted by dividing the per share exercise price under each such Bryan Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Savannah shall not be obligated to issue any fraction of a share of Savannah Common Stock upon exercise of Bryan Options and any fraction of a share of Savannah Common Stock that otherwise would be subject to a converted Bryan Option shall represent the right to receive a cash payment upon exercise of such converted Bryan Option equal to the product of such fraction and the difference between the market value of one share of Savannah Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Savannah Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Bryan Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of Bryan and Savannah agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6, including using its reasonable efforts to obtain from each holder of a Bryan Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this
Section 3.6. Anything in this Agreement to the contrary notwithstanding, Savannah shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.6 to a former holder of a Bryan Option who has not delivered such Consent or Contract.

                  (b) As soon as practicable after the Effective Time, Savannah shall deliver to each holder of a Bryan Option an appropriate notice setting forth such holder's rights pursuant thereto and the grants subject to such Bryan Option shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger). At or prior to the Effective Time, Savannah shall take all corporate action necessary to reserve for issuance sufficient shares of Savannah Common Stock for delivery upon exercise of Bryan Options assumed by it in accordance with this Section 3.6.



ARTICLE 4
EXCHANGE OF SHARES

                  4.1 Exchange Procedures. Promptly after the Effective Time, Savannah and Bryan shall cause Reliance Trust Company, Savannah's transfer agent, acting as the exchange agent (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates which represented shares of Bryan Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Bryan Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Bryan Common Stock represented by Certificates that are not registered in the transfer records of Bryan, the consideration provided

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in Section 3.1 may be issued to a transferee  if the  Certificates  representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Savannah and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Bryan Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of Bryan Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Savannah Common Stock to which such holder may be otherwise entitled (without interest). Savannah shall not be obligated to deliver the consideration to which any former holder of Bryan Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Savannah nor the Exchange Agent shall be liable to a holder of Bryan Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  4.2 Rights of Former Bryan Shareholders. At the Effective Time, the stock transfer books of Bryan shall be closed as to holders of Bryan Common Stock immediately prior to the Effective Time and no transfer of Bryan Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Bryan Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Bryan in respect of such shares of Bryan Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Bryan shall be entitled to vote after the Effective Time at any meeting of Savannah shareholders the number of whole shares of Savannah Common Stock into which their respective shares of Bryan Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Savannah Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Savannah on the Savannah Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Savannah Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Savannah Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Savannah Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

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ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BRYAN

                  Bryan hereby represents and warrants to Savannah as follows:

                  5.1 Organization, Standing, and Power. Bryan is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets.
Bryan  is  duly  qualified  or  licensed  to  transact  business  as  a  foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. The minute book and other organizational documents for Bryan have been made available to Savannah for its review and, except as disclosed in
Section 5.1 of the Bryan Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

                  5.2      Authority of Bryan; No Breach By Agreement.

                  (a) Bryan has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bryan, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Bryan Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Bryan. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Bryan, enforceable against Bryan in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Bryan, nor the consummation by Bryan of the transactions contemplated hereby, nor compliance by Bryan with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Bryan's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Bryan Subsidiary or any resolution adopted by the board of directors or the shareholders of any Bryan Entity, or (ii) except as disclosed in Section 5.2 of the Bryan Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Bryan Entity under, any Contract or Permit of any Bryan Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Bryan Entity or any of their respective material Assets (including any Savannah Entity or any Bryan Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Savannah Entity or any Bryan Entity being reassessed or revalued by any Taxing authority).


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                                      7

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Bryan of the Merger and the other transactions contemplated in this Agreement.

                5.3      Capital Stock.

                  (a) The authorized capital stock of Bryan consists of 10,000,000 shares of Bryan Common Stock, of which 528,258 shares are issued, 503,008 shares are outstanding and 25,250 shares are held in treasury as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Bryan are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Bryan has been issued in violation of any preemptive rights of the current or past shareholders of Bryan.

                  (b) Except as set forth in Section 5.3(a), or as provided in the Bryan Stock Option Agreement, or as disclosed in Section 5.3(b) of the Bryan Disclosure Memorandum, there are no shares of capital stock or other equity securities of Bryan outstanding and no outstanding Equity Rights relating to the capital stock of Bryan.

                  5.4 Bryan Subsidiaries. Bryan has disclosed in Section 5.4 of the Bryan Disclosure Memorandum all of the Bryan Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Bryan Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section
5.4 of the Bryan Disclosure Memorandum, Bryan or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Bryan Subsidiary. No capital stock (or other equity interest) of any Bryan Subsidiary is or may become required to be issued (other than to another Bryan Entity) by reason of any Equity Rights, and there are no Contracts by which any Bryan Subsidiary is bound to issue (other than to another Bryan Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Bryan Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Bryan Subsidiary (other than to another Bryan Entity). There are no Contracts relating to the rights of any Bryan Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Bryan Subsidiary. All of the shares of capital stock (or other equity interests) of each Bryan Subsidiary held by a Bryan Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Bryan Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the Bryan Disclosure Memorandum, each Bryan Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Bryan Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Each Bryan Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                  5.5      SEC Filings; Financial Statements.

                  (a) Bryan has timely filed and made available to Savannah all SEC Documents required to be filed by Bryan since December 31, 1994 (the "Bryan SEC Reports"). The Bryan SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Bryan SEC Reports or necessary in order to make the statements in such Bryan SEC Reports, in light of the circumstances under which they were made, not misleading. No Bryan Subsidiary is required to file any SEC Documents.

                  (b) Each of the Bryan Financial Statements (including, in each case, any related notes) contained in the Bryan SEC Reports, including any Bryan SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Bryan and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  5.6 Absence of Undisclosed Liabilities. No Bryan Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Bryan as of December 31, 1997, included in the Bryan Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Bryan Entity has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

                  5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the Bryan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Bryan Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, and (ii) the Bryan Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Bryan provided in Article 7.




                  5.8 Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Bryan Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Bryan Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Bryan Material Adverse Effect, except as reserved against in the Bryan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Bryan Disclosure Memorandum. Bryan's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Bryan Entities, except for any such Liens which are not reasonably likely to have a Bryan Material Adverse Effect.

                  (b) None of the Bryan Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the Bryan Entities for the period or periods through and including the date of the respective Bryan Financial Statements that has been made and is reflected on such Bryan Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Bryan Entities have been provided for in accordance with GAAP.

                  (e) Except for a Tax Allocation Agreement between Bryan and Bryan Bank & Trust, none of the Bryan Entities is a party to any Tax allocation or sharing agreement and none of the Bryan Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bryan) or has any Liability for Taxes of any Person (other than Bryan and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the Bryan Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements underfederal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                  (g) Except as disclosed in Section 5.8 of the Bryan Disclosure Memorandum, none of the Bryan Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Bryan Entities that occurred during or after any Taxable Period in which the Bryan Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                  5.9 Allowance for Possible Loan Losses. In the opinion of management of Bryan, the allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Bryan included in the most recent Bryan Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Bryan included in the Bryan Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Bryan Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Bryan Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Bryan Material Adverse Effect.

                  5.10     Assets.

                  (a) Except as disclosed in Section 5.10 of the Bryan Disclosure Memorandum or as disclosed or reserved against in the Bryan Financial Statements delivered prior to the date of this Agreement, the Bryan Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Bryan Material Adverse Effect. All tangible properties used in the businesses of the Bryan Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Bryan's past practices.

                  (b) All Assets which are material to Bryan's business on a consolidated basis, held under leases or subleases by any of the Bryan Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                  (c) The Bryan Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Bryan Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Bryan Entity under such policies.

                  (d) The Assets of the Bryan Entities include all Assets required to operate the business of the Bryan Entities as presently conducted.

                  5.11 Intellectual Property. Each Bryan Entity owns or has a license to use all of the Intellectual Property used by such Bryan Entity in the course of its business. Each Bryan Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Bryan Entity in connection with such Bryan Entity's business operations, and such Bryan Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Bryan Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Bryan threatened, which challenge the rights of any Bryan Entity with respect to Intellectual Property used, sold or licensed by such Bryan Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Bryan Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Bryan Disclosure Memorandum, no Bryan Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the Bryan Disclosure Memorandum, no officer, director or employee of any Bryan Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Bryan Entity.

                  5.12     Environmental Matters.

                  (a) To the Knowledge of Bryan, each Bryan Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                  (b) To the Knowledge of Bryan, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Bryan Entity or any of its Operating Properties or Participation
Facilities (or Bryan in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Bryan Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                  (c) During the period of (i) any Bryan Entity's ownership or operation of any of their respective current properties, (ii) any Bryan Entity's participation in the management of any Participation Facility, or (iii) any Bryan Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Prior to the period of (i) any Bryan Entity's ownership or operation of any of their respective current properties, (ii) any Bryan Entity's participation in the management of any Participation Facility, or (iii) any Bryan Entity's holding of a security interest in a Operating Property, to the Knowledge of Bryan, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                  5.13 Compliance with Laws. Bryan is duly registered as a bank holding company under the BHC Act. Each Bryan Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Except as disclosed in Section 5.13 of the Bryan Disclosure Memorandum, none of the Bryan
Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                  (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect; or

                  (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Bryan Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, or (iii) requiring any Bryan Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Savannah.

                  5.14 Labor Relations. No Bryan Entity is the subject of any Litigation asserting that it or any other Bryan Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Bryan Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Bryan Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Bryan Entity, pending or threatened, or to the Knowledge of Bryan, is there any activity involving any Bryan Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  5.15     Employee Benefit Plans.

                  (a) Bryan has disclosed in Section 5.15 of the Bryan Disclosure Memorandum, and has delivered or made available to Savannah prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Bryan Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Bryan Benefit Plans"). Any of the Bryan Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Bryan ERISA Plan." Each Bryan ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Bryan Pension Plan." No Bryan Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All Bryan Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Each Bryan ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Bryan is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Bryan Entity has engaged in a transaction with respect to any Bryan Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Bryan Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.
                  (c) No Bryan Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Bryan Pension Plan, (ii) no change in the actuarial assumptions with respect to any Bryan Pension Plan, and
(iii) no increase in benefits under any Bryan Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Bryan Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Bryan Entity, or the single-employer plan of any entity which is considered one employer with Bryan under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section  302 of ERISA  (whether or not  waived)  (an "ERISA  Affiliate")  has an
"accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Bryan Material Adverse Effect. No Bryan Entity has provided, or is required to provide, security to a Bryan Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Bryan Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Bryan Material Adverse Effect. No Bryan Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Bryan Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Bryan Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 5.15 of the Bryan Disclosure Memorandum, no Bryan Entity has any Liability for retiree health and life benefits under any of the Bryan Benefit Plans and there are no restrictions on the rights of such Bryan Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Bryan Material Adverse Effect.

                  (f) Except as disclosed in Section 5.15 of the Bryan Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Bryan Entity from any Bryan Entity under any Bryan Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Bryan Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Bryan Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Bryan Financial Statements to the extent required by and in accordance with GAAP.

                  5.16 Material Contracts. Except as disclosed in Section 5.16 of the Bryan Disclosure Memorandum or otherwise reflected in the Bryan Financial Statements, none of the Bryan Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Bryan Entity or the guarantee by any Bryan Entity of any such obligation
(other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Bryan Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Bryan Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Bryan Entity,
(vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000),
(viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Bryan with the SEC as of the date of this Agreement that has not been filed as an exhibit to Bryan's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Savannah (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "Bryan Contracts"). With respect to each Bryan Contract and except as disclosed in Section 5.16 of the Bryan Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Bryan Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect; (iii) no Bryan Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Bryan, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan

Material AdverseEffect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Bryan Entity for money borrowed is prepayable at any time by such Bryan Entity without penalty or premium.

                  5.17 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Bryan, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Bryan Entity, or against any director, employee or employee benefit plan of any Bryan Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Bryan Entity, that are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Section
5.17 of the Bryan Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Bryan Entity is a party and which names a Bryan Entity as a defendant or cross-defendant or for which any Bryan Entity has any potential Liability.

                  5.18 Reports. Since January 1, 1993, or the date of organization if later, each Bryan Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  5.19 Statements True and Correct. None of the information supplied or to be supplied by any Bryan Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Savannah with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Bryan Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Bryan Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Bryan and Savannah, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Bryan Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  5.20 Accounting, Tax and Regulatory Matters. No Bryan Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                  5.21 State Takeover Laws. Each Bryan Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

                  5.22 Charter Provisions. Each Bryan Entity has taken all action so that the entering into of this Agreement and the Bryan Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the acquisition of shares pursuant to, or other exercise of rights under, the Bryan Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity or restrict or impair the ability of Savannah or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Bryan Entity that may be directly or indirectly acquired or controlled by them.

                  5.23 Directors' Agreements. Each of the directors of Bryan (except Charles Stafford) has executed and delivered to Savannah an agreement in substantially the form of Exhibit 3 (the "Bryan Directors' Agreements"). In the event Savannah removes, or fails to re-elect a director to the board of Bryan Bank during the 24 month period following the Closing Date, Savannah will pay such director, immediately, an amount equal to the directors fees he or she would have earned during the remainder of such 24 month period.

                  5.24 Board Recommendation. The Board of Directors of Bryan, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Bryan Stock Option Agreement and the Bryan Directors' Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Bryan Common Stock approve this Agreement.


ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SAVANNAH

                  Savannah hereby represents and warrants to Bryan as follows:

                  6.1 Organization, Standing, and Power. Savannah is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Savannah is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. The minute book and other organizational documents for Savannah have been made available to Bryan for its review and, except as disclosed in
Section 6.1 of the Savannah Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

                  6.2 Authority; No Breach By Agreement.

                  (a) Savannah has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Savannah, subject to approval of the issuance of the shares of Savannah Common Stock pursuant to the Merger by a majority of the votes cast at the Savannah

Shareholders' Meeting, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Savannah. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Savannah, enforceable against Savannah in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by Savannah, nor the consummation by Savannah of the transactions contemplated hereby, nor compliance by Savannah with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Savannah's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Savannah Subsidiary or any resolution adopted by the board of directors or the shareholders of any Savannah Entity, or (ii) except as disclosed in Section 6.2 of the Savannah Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Savannah Entity under, any Contract or Permit of any Savannah Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Savannah Entity or any of their respective material Assets (including any Savannah Entity or any Bryan Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Savannah Entity or any Bryan Entity being reassessed or revalued by any Taxing authority).

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq National Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Savannah of the Merger and the other transactions contemplated in this Agreement.

                  6.3      Capital Stock.

                  (a) The authorized capital stock of Savannah consists of (i) 20,000,000 shares of Savannah Common Stock, of which 1,782,598 shares are issued, 1,709,548 shares are outstanding and 73,050 shares are held in treasury as of the date of this Agreement, and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Savannah Common Stock are, and all of the shares of Savannah Common Stock to be issued in exchange for shares of Bryan Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Savannah Common Stock has been, and none of the shares of Savannah Common Stock to be issued in exchange for shares of Bryan Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Savannah.

                  (b) Except as set forth in Section 6.3(a), or as provided in the Savannah Stock Option Agreement, or as disclosed in Section 6.3 of the Savannah Disclosure Memorandum, there are no shares of capital stock or other equity securities of Savannah outstanding and no outstanding Equity Rights relating to the capital stock of Savannah

                  6.4 Savannah  Subsidiaries.  Savannah has disclosed in Section
6.4 of the Savannah Disclosure Memorandum all of the Savannah Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Savannah Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the

Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Savannah Disclosure Memorandum, Savannah or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Savannah Subsidiary. No capital stock (or other equity interest) of any Savannah Subsidiary are or may become required to be issued (other than to another Savannah Entity) by reason of any Equity Rights, and there are no Contracts by which any Savannah Subsidiary is bound to issue (other than to another Savannah Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Savannah Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Savannah Subsidiary (other than to another Savannah Entity). There are no Contracts relating to the rights of any Savannah Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Savannah Subsidiary. All of the shares of capital stock (or other equity interests) of each Savannah Subsidiary held by a Savannah Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Savannah Entity free and clear of any Lien. Except as disclosed in Section 6.4 of the Savannah Disclosure Memorandum, each Savannah Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Savannah Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Each Savannah Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

                  6.5      SEC Filings; Financial Statements.

                  (a) Savannah has timely filed and made available to Bryan all SEC Documents required to be filed by Savannah since December 31, 1994 (the
"Savannah SEC Reports"). The Savannah SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Savannah SEC Reports or necessary in order to make the statements in such Savannah SEC Reports, in light of the circumstances under which they were made, not misleading. No Savannah Subsidiary is required to file any SEC Documents.

                  (b) Each of the Savannah Financial Statements (including, in each case, any related notes) contained in the Savannah SEC Reports, including any Savannah SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Savannah and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  6.6 Absence of Undisclosed Liabilities. No Savannah Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Savannah as of December 31, 1997, included in the Savannah Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Savannah Entity has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect or
(ii) in connection with the transactions contemplated by this Agreement.

                  6.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the Savannah Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Savannah Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, and (ii) the Savannah Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Savannah provided in Article 7.

                  6.8      Tax Matters.

                  (a) All Tax Returns required to be filed by or on behalf of any of the Savannah Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Savannah Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Savannah Material Adverse Effect, except as reserved against in the Savannah Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the Savannah Disclosure Memorandum. Savannah's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Savannah Entities, except for any such Liens which are not reasonably likely to have a Savannah Material Adverse Effect.


                  (b) None of the Savannah Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the Savannah Entities for the period or periods through and including the date of the respective Savannah Financial Statements that has been made and is reflected on such Savannah Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the Savannah Entities have been provided for in accordance with GAAP.

                  (e) None of the Savannah Entities is a party to any Tax allocation or sharing agreement and none of the Savannah Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Savannah) or has any Liability for Taxes of any Person (other than Savannah and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the Savannah Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  (g) Except as disclosed in Section 6.8 of the Savannah Disclosure Memorandum, none of the Savannah Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Savannah Entities that occurred during or after any Taxable Period in which the Savannah Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.

                  6.9 Allowance for Possible Loan Losses. In the opinion of management of Savannah, the Allowance shown on the consolidated balance sheets of Savannah included in the most recent Savannah Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Savannah included in the Savannah Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Savannah Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Savannah Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Savannah Material Adverse Effect.


                  6.10     Assets.

                  (a)  Except  as  disclosed  in  Section  6.10 of the  Savannah
Disclosure Memorandum or as disclosed or reserved against in the Savannah Financial Statements delivered prior to the date of this Agreement, the Savannah Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Savannah Material Adverse Effect. All tangible properties used in the businesses of the Savannah Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Savannah's past practices.

                  (b) All Assets which are material to Savannah's business on a consolidated basis, held under leases or subleases by any of the Savannah Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                  (c) The Savannah Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the Savannah Entities has received notice from any insurance carrier that (i)any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance for amounts exceeding in any individual case $20,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Savannah Entity under such policies.

                  (d) The Assets of the Savannah Entities include all assets required to operate the business of the Savannah Entities as presently conducted.

                  6.11 Intellectual Property. Each Savannah Entity owns or has a license to use all of the Intellectual Property used by such Savannah Entity in the course of its business. Each Savannah Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Savannah Entity in connection with such Savannah Entity's business operations, and such Savannah Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Savannah Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Savannah threatened, which challenge the rights of any Savannah Entity with respect to Intellectual Property used, sold or licensed by such Savannah Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Savannah Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the Savannah Disclosure Memorandum, no Savannah Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the Savannah Disclosure Memorandum, no officer, director or employee of any Savannah Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Savannah Entity.

                  6.12     Environmental Matters.

                  (a) To the Knowledge of Savannah, each Savannah Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  (b) To the Knowledge of Savannah, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Savannah Entity or any of its Operating Properties or Participation Facilities (or Savannah in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Savannah Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  (c) During the period of (i) any Savannah Entity's ownership or operation of any of their respective current properties, (ii) any Savannah Entity's participation in the management of any Participation Facility, or (iii) any Savannah Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Prior to the period of
(i) any Savannah Entity's ownership or operation of any of their respective current properties, (ii) any Savannah Entity's participation in the management of any Participation Facility, or (iii) any Savannah Entity's holding of a security interest in a Operating Property, to the Knowledge of Savannah, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  6.13 Compliance with Laws. Savannah is duly registered as a bank holding company under the BHC Act. Each Savannah Entity has in effect all

Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Except as disclosed in Section 6.13 of the Savannah Disclosure Memorandum, none of the Savannah Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect; or

                  (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Savannah Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or (iii) requiring any Savannah Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Bryan.

                  6.14 Labor Relations. No Savannah Entity is the subject of any Litigation asserting that it or any other Savannah Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Savannah Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Savannah Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Savannah Entity, pending or threatened, or to the Knowledge of Savannah, is there any activity involving any Savannah Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.


                  6.15     Employee Benefit Plans.

                  (a) Savannah has disclosed in Section 6.15 of the Savannah Disclosure Memorandum, and has delivered or made available to Bryan prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Savannah Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Savannah Benefit Plans"). Any of the Savannah Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Savannah ERISA Plan." Each Savannah ERISA Plan which is also a

"defined  benefit  plan" (as defined in Section  414(j) of the Internal  Revenue
Code) is referred to herein as a "Savannah Pension Plan." No Savannah Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All Savannah Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Each Savannah ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Savannah is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Savannah Entity has engaged in a transaction with respect to any Savannah Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Savannah Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  (c) No Savannah Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a Savannah Pension Plan, (ii) no change in the actuarial assumptions with respect to any Savannah Pension Plan, and (iii) no increase in benefits under any Savannah Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Savannah Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any Savannah Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Savannah Material Adverse Effect. No Savannah Entity has provided, or is required to provide, security to a Savannah Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Savannah Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Savannah Material Adverse Effect. No Savannah Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA
(regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Savannah Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Savannah Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 6.15 of the Savannah Disclosure Memorandum, no Savannah Entity has any Liability for retiree health and life benefits under any of the Savannah Benefit Plans and there are no restrictions on the rights of such Savannah Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Savannah Material Adverse Effect.

                  (f) Except as disclosed in Section 6.15 of the Savannah Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Savannah Entity from any Savannah Entity under any Savannah Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Savannah Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Savannah Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Savannah Financial Statements to the extent required by and in accordance with GAAP.

                  6.16 Material  Contracts.  Except as disclosed in Section 6.16 of the Savannah Disclosure Memorandum or otherwise reflected in the Savannah Financial Statements, none of the Savannah Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract, (ii) any Contract relating to the borrowing of money by any Savannah Entity or the guarantee by any Savannah Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), or (iii) any Contract which prohibits or restricts any Savannah Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Savannah Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Savannah Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000), (viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Savannah with the SEC as of the date of this Agreement that has not been filed as an exhibit to Savannah's Form 10-KSB filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Bryan (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "Savannah Contracts"). With respect to each Savannah Contract and except as disclosed in Section 6.16 of the Savannah Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Savannah Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect; (iii) no Savannah Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Savannah, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Savannah Entity for money borrowed is prepayable at any time by such Savannah Entity without penalty or premium.

                  6.17 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Savannah, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Savannah Entity, or against any director, employee or employee benefit plan of any Savannah Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Savannah Entity, that are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Section 6.17 of the Savannah Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Savannah Entity is a party and which names a Savannah Entity as a defendant or cross-defendant or for which any Savannah Entity has any potential Liability.

                  6.18 Reports. Since January 1, 1993, or the date of organization if later, each Savannah Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  6.19 Statements True and Correct. None of the information supplied or to be supplied by any Savannah Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Savannah with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Savannah Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Savannah Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Bryan and Savannah, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Savannah Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  6.20 Accounting, Tax and Regulatory Matters. No Savannah Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal
Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                  6.21 State Takeover Laws. Each Savannah Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.


                  6.22 Charter Provisions. Each Savannah Entity has taken all action so that the entering into of this Agreement and the Savannah Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the acquisition of shares pursuant to, or other exercise of rights under, the Savannah Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Savannah Entity or restrict or impair the ability of Bryan or any Bryan shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Savannah Common Stock that may be directly or indirectly acquired or controlled by them.

                  6.23 Board Recommendation. The Board of Directors of Savannah, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Savannah Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Savannah Common Stock approve this Agreement.

ARTICLE 7
CONDUCT OF BUSINESS PENDING CONSUMMATION

                  7.1 Affirmative Covenants of Each Party. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.

                  7.2 Negative Covenants of Bryan. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Savannah shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Bryan covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Bryan Entity to another Bryan Entity) in excess of an aggregate of $50,000 (for the Bryan Entities on a consolidated basis) except in the ordinary course of the business of Bryan
Subsidiaries consistent with past practices (which shall include, for Bryan Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Bryan Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Bryan Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Bryan Entity, or declare or pay any dividend or make any other distribution in respect of Bryan's capital stock; provided, that Bryan may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay a regular annual cash dividend on the shares of Bryan Common Stock in accordance with pas practice disclosed in
Section 7.2(c) of the Bryan Disclosure Memorandum, but not in excess of $1.00 per share of Bryan Common Stock; or

                  (d) except for this Agreement, or pursuant to the Bryan Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Bryan Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Bryan Common Stock or any other capital stock of any Bryan Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any shares of Bryan Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bryan Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Bryan Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Bryan Entity) or (y) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Bryan Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv)the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Bryan Entity, except in accordance with past practice disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Bryan Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Bryan Entity except in accordance with past practice disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                  (h) enter into or amend any employment Contract between any Bryan Entity and any Person (unless such amendment is required by Law) that the Bryan Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any Bryan Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Bryan Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Bryan Entity for material money damages or restrictions upon the operations of any Bryan Entity; or

                  (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

                  7.3 Negative Covenants of Savannah. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Bryan shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Savannah covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation or Bylaws of Savannah, in each case, in any manner adverse to the holders of Bryan Common Stock, or

                  (b) incur any additional debt  obligation or other  obligation for borrowed money (other than indebtedness of a Savannah Entity to another Savannah Entity) in excess of an aggregate of $100,000 (for the Savannah Entities on a consolidated basis) except in the ordinary course of the business of Savannah Subsidiaries consistent with past practices (which shall include, for Savannah Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Savannah Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Savannah Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Savannah Entity, or declare or pay any dividend or make any other distribution in respect of Savannah's capital stock, provided that Savannah may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Savannah Common Stock in accordance with past practice disclosed in Section 7.3(c) of the Savannah Disclosure Memorandum, but not in excess of $0.12 per share of Savannah Common Stock; or

                  (d) except for this Agreement, or pursuant to the Savannah Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.3(d) of the Savannah Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Savannah Common Stock or any other capital stock of any Savannah Entity, or any stock appreciation rights, or any option, warrant, conversion, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any shares of Savannah Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Savannah Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Savannah Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Savannah Entity) or any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                  (f) except for  purchases of U.S.  Treasury  securities,  U.S.
Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any
Assets, in any Person other than a wholly owned Savannah Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business,
(iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any Savannah Entity, except in accordance with past practice disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any Savannah Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Savannah Entity except in accordance with past practice disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                  (h) enter into or amend any employment Contract between any Savannah Entity and any Person (unless such amendment is required by Law) that the Savannah Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                  (i) adopt any new employee benefit plan of any Savannah Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Savannah Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans except as required by Law, the terms of such plans, or consistent with past practice; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Savannah Entity for material money damages or restrictions upon the operations of any Savannah Entity; or

                  (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.


                  7.4 Adverse Changes in Condition. Each Party agrees to give written noticepromptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


ARTICLE 8
ADDITIONAL AGREEMENTS

                  8.1  Registration  Statement;  Proxy  Statement;   Shareholder
Approval.  As soon as reasonably  practicable after execution of this Agreement,

Savannah shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Savannah Common Stock upon consummation of the Merger. Bryan shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Savannah may reasonably request in connection with such action. Bryan shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. Savannah shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the issuance of shares of Savannah Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings,
(i) Bryan and Savannah shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement,
(iii) the Board of Directors of Bryan and Savannah shall recommend to their respective shareholders the approval of the matters submitted for approval, and
(iv) the Board of Directors and officers of Bryan and Savannah shall use their reasonable efforts to obtain such shareholders' approval. Savannah and Bryan shall make all necessary filings with respect to the Merger under the Securities Laws.

                  8.2 Exchange Listing. Savannah shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Savannah Common Stock to be issued to the holders of Bryan Common Stock pursuant to the Merger, and Savannah shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

                  8.3  Applications.  Savannah shall prepare and file, and Bryan shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

                  8.4 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, Savannah shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

                  8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement or the respective Stock Option Agreements. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                  8.6      Investigation and Confidentiality.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                  (b) In addition to the Parties'  respective  obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable.

                  8.7 Press Releases. Prior to the Effective Time, Bryan and Savannah shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                  8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, neither Party nor any Affiliate thereof nor any Representatives thereof retained by either Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither Party nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with obligations under Section 14 of the 1934 Act. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

                  8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                  8.10 State Takeover Laws. Each Bryan Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Sections 14-2-1111 and 14-2-1132 of the GBCC.


                  8.11 Charter Provisions. Each Bryan Entity shall take all necessary action to ensure that the entering into of this Agreement and the Bryan Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity or restrict or impair the ability of Savannah or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Bryan Entity that may be directly or indirectly acquired or controlled by them.

                  8.12 Agreement of  Affiliates.  Bryan has disclosed in Section
8.12 of the Bryan Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Bryan for purposes of Rule 145 under the 1933 Act. Bryan shall use its reasonable efforts to cause each such Person to deliver to Savannah not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 4, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Bryan Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Savannah Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, if the Merger is accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of Savannah and Bryan have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of Savannah Common Stock issued to such affiliates of Bryan in exchange for shares of Bryan Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Savannah and Bryan have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Savannah shall be entitled to place restrictive legends upon certificates for shares of Savannah Common Stock issued to affiliates of Bryan pursuant to this Agreement to enforce the provisions of this Section 8.12). Savannah shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Savannah Common Stock by such affiliates.

                  8.13 Employee Benefits and Contracts. Following the Effective Time, Savannah shall provide generally to officers and employees of the Bryan Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Savannah Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Savannah Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of Savannah retirement plans) benefit accrual under Savannah's employee benefit plans, the service of the employees of the Bryan Entities prior to the Effective Time shall be treated as service with a Savannah Entity participating in such employee benefit plans. Savannah also shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in
Section 8.13 of the Bryan Disclosure Memorandum between any Bryan Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Bryan Benefit Plans.

                  8.14     Indemnification.

                  (a) For a period of six years after the Effective Time, Savannah shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Bryan Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Bryan or, at Bryan's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by Bryan's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Savannah Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Savannah and the Indemnified Party.

                  (b) Savannah shall use its reasonable efforts (and Bryan shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Bryan's existing directors' and officers' liability insurance policy (provided that Savannah may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Bryan given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Bryan's directors and officers, 150% of the annual premium payments on Bryan's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Savannah shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.


                  (d) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                  (e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.


ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                  (a) Shareholder Approval. The shareholders of Bryan shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq National Market. The shareholders of Savannah shall have approved the issuance of shares of Savannah Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq National Market.

                  (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Savannah Common Stock issuable pursuant to the Merger shall have been received.

                  (f) Exchange Listing. The shares of Savannah Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                  (g) Pooling Letters. Each of the Parties shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Savannah, in form and substance reasonably acceptable to Savannah, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Savannah, in form and substance reasonably acceptable to Savannah, from Tiller, Stewart & Company, LLC to the effect that such firm is not aware of any matters relating to Bryan and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                  (h) Tax Matters. Each Party shall have received a written opinion of counsel from Alston & Bird LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Bryan Common Stock for Savannah Common Stock will not give rise to gain or loss to the shareholders of Bryan with respect to such exchange (except to the extent of any cash received), and
(iii) none of Bryan or Savannah will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Bryan and Savannah reasonably satisfactory in form and substance to such counsel.

                                   34
                  9.2 Conditions to Obligations of Savannah. The obligations of Savannah to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Savannah pursuant to Section 11.6(a):

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 9.2(a), the accuracy of the representations and warranties of Bryan set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.20, 5.21, and 5.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Bryan set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Bryan Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Bryan to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. Bryan shall have delivered to Savannah (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Bryan and in Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Bryan's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Savannah and its counsel shall request.


                  (d) Affiliates Agreements. Savannah shall have received from each affiliate of Bryan the affiliates letter referred to in Section 8.12, to the extent necessary to assure in the reasonable judgment of Savannah that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                  9.3 Conditions to Obligations of Bryan. The obligations of Bryan to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Bryan pursuant to Section 11.6(b):

                  (a)  Representations  and  Warranties.  For  purposes  of this
Section 9.3(a), the accuracy of the representations and warranties of Savannah set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Savannah set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Savannah set forth in Section 6.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Savannah set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Savannah Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Savannah to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) Certificates. Savannah shall have delivered to Bryan (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Savannah and in Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Savannah's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Bryan and its counsel shall request.

                  (d) Employment Agreements. Savannah has executed employment agreements with E. James Burnsed and George Michael Odom, Jr. in the form attached hereto as Exhibit 5.



ARTICLE 10
TERMINATION



                  10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Bryan and Savannah or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a)      By mutual consent of Savannah and Bryan; or

                  (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable, on the breaching Party; or

                  (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Bryan or Savannah fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

                  (e) By either Party in the event that the Merger shall not have been consummated by September 30, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

                  (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e).

                  10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreements shall be governed by its own terms as to its termination.

                  10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.12, 8.13 and 8.14.


ARTICLE 11
MISCELLANEOUS

                  11.1     Definitions.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 Act" shall mean the Securities Act of 1933, as amended.
                  "1934 Act" shall mean the Securities  Exchange Act of 1934, as amended.
                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.
                  "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.
                  "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.
                  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.
                  "Bryan Common Stock" shall mean the $1.00 par value common stock of Bryan.
                  "Bryan Disclosure Memorandum" shall mean the written information entitled "Bryan Bancorp of Georgia, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Savannah describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                  "Bryan Entities" shall mean, collectively, Bryan and all Bryan Subsidiaries.
                  "Bryan Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Bryan as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Bryan in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Bryan as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as delivered by Bryan to Savannah prior to execution of this Agreement, and (iii) the consolidated balance sheets of Bryan (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause (ii) above) filed with respect to periods ended subsequent to September 30, 1997.
                  "Bryan Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Bryan and its Subsidiaries, taken as a whole, or (ii) the ability of Bryan to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Bryan (or any of its Subsidiaries) taken with the prior informed written Consent of Savannah in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Bryan, including expenses incurred by Bryan in consummating the transactions contemplated by this Agreement.
                  "Bryan Subsidiaries" shall mean the Subsidiaries of Bryan, which shall include the Bryan Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a
Subsidiary of Bryan in the future and held as a Subsidiary by Bryan at the Effective Time.
                  "Certificate of Merger" shall mean the Certificate of Merger to be executed by Savannah and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.
                  "Closing Date"shall mean the date on which the Closing occurs. "Confidentiality Agreement" shall mean that certain
Confidentiality Agreement, dated January 30, 1998, between Bryan and Savannah.
                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.
                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.
                  "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
(ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.
                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "Equity   Rights"   shall   mean  all   arrangements,   calls,
commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.
                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.
                  "Exhibits" 1 through 4, inclusive,  shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.
                  "GAAP" shall mean generally  accepted  accounting  principles, consistently applied during the periods involved.
                  "GBCC" shall mean the Georgia Business Corporation Code.
                  "Hazardous  Material" shall mean (i) any hazardous  substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).
                  "Intellectual   Property"  shall  mean  copyrights,   patents,
trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.
                  "Internal  Revenue Code" shall mean the Internal  Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
                  "Joint Proxy Statement" shall mean the proxy statement used by
Bryan and Savannah to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Savannah relating to the issuance of the Savannah Common Stock to holders of Bryan Common Stock.
                  "Knowledge"  as  used  with  respect  to a  Person  (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.
                  "Law"  shall  mean  any  code,  law  (including  common  law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.
                  "Liability"  shall  mean any  direct or  indirect,  primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.
                  "Lien" shall mean any conditional  sale agreement,  default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.
                  "Litigation"  shall  mean any  action,  arbitration,  cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.
                  "Nasdaq National Market" shall mean the National Market System of The Nasdaq Stock Market, Inc.
                  "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.
                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.
                  "Party" shall mean either Bryan or Savannah, and "Parties" shall mean both Bryan and Savannah.
                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.
                  "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.
                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Savannah under the 1933 Act with respect to the shares of Savannah Common Stock to be issued to the shareholders of Bryan in connection with the transactions contemplated by this Agreement.
                  "Regulatory Authorities" shall mean, collectively, the SEC, the Nasdaq National Market the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.
                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.
                  "Savannah Common Stock" shall mean the $1.00 par value common stock of Savannah.
                  "Savannah Disclosure Memorandum" shall mean the written information entitled "The Savannah Bancorp, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Bryan describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.
                  "Savannah Entities" shall mean, collectively, Savannah and all Savannah Subsidiaries.
                  "Savannah Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Savannah as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Savannah in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Savannah as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as delivered by Savannah to Bryan prior to execution of this Agreement, and (iii) the consolidated balance sheets of Savannah (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause (ii) above) filed with respect to periods ended subsequent to September 30, 1997.
                  "Savannah Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Savannah and its Subsidiaries, taken as a whole, or (ii) the ability of Savannah to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Savannah (or any of its Subsidiaries) taken with the prior informed written Consent of Bryan in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Savannah, including expenses incurred by Savannah in consummating the transactions contemplated by this Agreement.
                  "Savannah Subsidiaries" shall mean the Subsidiaries of Savannah, which shall include the Savannah Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Savannah in the future and held as a Subsidiary by Savannah at the Effective Time.
                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.
                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.
                  "Shareholders' Meetings" shall mean the respective meetings of the shareholders of Bryan and Savannah to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.
                  "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either
(i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.
                  "Surviving Corporation" shall mean Savannah as the surviving corporation resulting from the Merger.
                  "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.
                  "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:



Allowance                          Section 5.9
Bryan Benefit Plans                Section 5.15
Bryan Contracts                    Section 5.16
Bryan ERISA Plan                   Section 5.15
Bryan Options                      Section 3.6
Bryan Pension Plan                 Section 5.15
Bryan SEC Reports                  Section 5.5(a)
Bryan Stock Option Agreement       Section 1.4
Closing                            Section 1.2
Directors' Agreements              Section 5.23
Effective Time                     Section 1.3
ERISA Affiliate                    Section 5.15(b)
Exchange Agent                     Section 4.1
Exchange Ratio                     Section 3.1(c)
Maximum Amount                     Section 8.14
Merger                             Section 1.1
Savannah Benefit Plans             Section 6.15
Savannah Contracts                 Section 6.16
Savannah ERISA Plan                Section 6.15
Savannah Pension Plan              Section 6.15
Savannah SEC Reports               Section 6.5(a)
Savannah Stock Option Agreement    Section 1.4
Takeover Laws                      Section 5.21
Tax Opinion                        Section 9.1(h)


                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  11.2     Expenses.

                  (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.
                  (b) Notwithstanding the foregoing,

                  (i) if this Agreement is terminated by Savannah pursuant to any of Sections 10.1(b), 10.1(c), 10.1(d)(ii) (as relates to approval of Bryan's shareholders) or 10.1(f) (but only on the basis of the failure of Bryan to satisfy any of the conditions enumerated in Section 9.2), or

                  (ii) if the Merger is not consummated as a result of the failure of Bryan to satisfy any of the conditions set forth in Section 9.2,

then Bryan shall promptly pay Savannah all the out-of-pocket costs and expenses of Savannah, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $100,000, excluding percentage based fees payable to a consultant or broker retained by Savannah.

                           (c)      Notwithstanding the foregoing,

                  (i) if this Agreement is terminated by Bryan pursuant to either of Sections 10.1(b), 10.1(c), 10.1(d)(ii) (as relates to approval of Savannah's shareholders), or 10.1(f) (but only on the basis of the failure of

Savannah to satisfy any of the conditions enumerated in Section 9.3), or

                  (ii) if the Merger is not consummated as a result of the failure of Savannah to satisfy any of the conditions set forth in Section 9.3,

then Savannah shall promptly pay Bryan all the out-of-pocket costs and expenses of Bryan, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $100,000, excluding percentage based fees payable to a consultant or broker retained by Bryan.

                  (d) In addition to the foregoing, if, after the date of this Agreement and within twelve (12) months following

                           (i) any termination of this Agreement

                  (1) by Savannah pursuant to Sections 10.1(b), 10.1(c), 10.1(f) (but only on the basis of the failure of Bryan to satisfy any of the conditions enumerated in Section 9.2), or

                  (2) by either Party pursuant to Section 10.1(d)(ii) (with respect to approval of the shareholders of Bryan), or

                  (ii) failure to consummate the Merger by reason of any failure of Bryan to satisfy the conditions enumerated in Section 9.2 or in Section 9.1(a) (as such section relates to approval by the shareholders of Bryan), any third-party shall acquire, merge with, combine with, purchase a significant amount of Assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 20% or more of the voting stock of, Bryan, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to Savannah, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with Bryan relating to such Business Combination, an amount in cash equal to the sum of

                  (x) the direct costs and expenses or portion thereof referred to in subsection (a) above incurred by or on behalf of Savannah in connection with the transactions contemplated by this Agreement, plus

                  (y) 5% of the aggregate fair market value of the consideration received by the shareholders of Bryan in such Business Combination, less

                  (z) any amounts previously paid by Bryan to Savannah pursuant to subsection (b) of this Section 11.2,

which sum represents additional compensation for Savannah's loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefor by Savannah, the amounts shall be an obligation of Bryan and shall be paid by Bryan promptly upon notice to Bryan by Savannah.

                  (e) In addition to the foregoing, if, after the date of this Agreement and within twelve (12) months following

                           (i) any termination of this Agreement
                  (1) by Bryan pursuant to Sections 10.1(b), 10.1(c), 10.1(f) (but only on the basis of the failure of Savannah to satisfy any of the conditions enumerated in Section 9.3), or

                  (2) by either Party pursuant to Section 10.1(d)(ii) (with respect to approval of the shareholders of Savannah), or

                  (ii) failure to consummate the Merger by reason of any failure of Savannah to satisfy the conditions enumerated in Section 9.3 or in Section 9.1(a) (as such section relates to approval by the shareholders of Savannah), any third-party shall acquire, merge with, combine with, purchase a significant amount of Assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 20% or more of the voting stock of, Savannah, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to Bryan, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with Savannah relating to such Business Combination, an amount in cash equal to the sum of

                  (x) the direct costs and expenses or portion thereof referred to in subsection (a) above incurred by or on behalf of Bryan in connection with the transactions contemplated by this Agreement, plus

                  (y) 5% of the aggregate fair market value of the consideration received by the shareholders of Savannah in such Business Combination, less

                  (z) any amounts previously paid by Savannah to Bryan pursuant to subsection (c) of this Section 11.2,

which sum represents additional compensation for Bryan's loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefor by Bryan, the amounts shall be an obligation of Savannah and shall be paid by Savannah promptly upon notice to Savannah by Bryan.

                  (f) The Parties acknowledge that the loss to either Party resulting from breach of this Agreement by the other Party or other failure of the Merger to be consummated is not susceptible of ready measurement and, therefore, that the payments provided in this Section 11.2 are intended by the Parties to constitute liquidated damages for any breach by a Party of the terms of this Agreement, and not a penalty.

                  11.3 Brokers and Finders. Except for T. Stephen Johnson & Associates, Inc. as to Savannah, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Bryan or by Savannah, each of Bryan and Savannah, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

                  11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.14.

                  11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Bryan Common Stock, there shall be made no amendment that pursuant to Section 14-2-1106 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of Savannah Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Bryan Common Stock will be exchanged for shares of Savannah Common Stock shall not be amended after the Savannah Shareholders' Meeting in a manner adverse to the holders of Savannah Common Stock without any requisite approval of the holders of the issued and outstanding shares of Savannah Common Stock entitled to vote thereon.

                  11.6     Waivers.

                  (a) Prior to or at the Effective Time, Savannah, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Bryan, to waive or extend the time for the compliance or fulfillment by Bryan of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Savannah under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Savannah.

                  (b) Prior to or at the Effective Time, Bryan, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Savannah, to waive or extend the time for the compliance or fulfillment by Savannah of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Bryan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Bryan.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

                  11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                  11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         Bryan:   Bryan Bancorp of Georgia, Inc.
9971 Ford Avenue
Richmond Hill, Georgia  31324
Telecopy Number:  (912) 756-4617

Attention: E. James Burnsed

         With a copy to:   Martin, Snow, Grant & Napier, LLP
240 Third Street
P.O. Box 1606
Macon, Georgia 31202
Telecopy Number:  (912) 743-4204

Attention: Edward J. Harrell

         Savannah:         The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia  31401
Telecopy Number:  (912) 651-4141

Attention:        Archie H. Davis,
                           President and Chief Executive Officer

     With copies to:   Ellis, Painter, Ratterree & Bart, LLP
Two East Bryan Street
Tenth Floor
Savannah, Georgia 31401
Telecopy Number:  (912) 233-2281

Attention:        J. Wiley Ellis

                  Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia  30309-3424
Telecopy Number:  (404) 881-4777

Attention: David E. Brown, Jr.

                  11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

                  11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.11 Captions; Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

                  11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

                  11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

         THE SAVANNAH BANCORP, INC.


         By: /S/ ARCHIE H. DAVIS
         -----------------------

                       President


         BRYAN BANCORP OF GEORGIA, INC.


         By: /S/ E. JAMES BURNSED
         ------------------------

                       President




TABLE OF CONTENTS
Page
PARTIES                                                                        1
PREAMBLE                                                                       1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER                                   1
1.1               Merger                                                       1
1.2               Time and Place of Closing                                    2
1.3               Effective Time                                               2
1.4               Execution of Stock Option Agreements                         2
ARTICLE 2 - TERMS OF MERGER                                                    2
2.1               Charter                                                      2
2.2               Bylaws                                                       2
2.3               Directors and Officers                                       2
ARTICLE 3 - MANNER OF CONVERTING SHARES                                        3
3.1               Conversion of Shares                                         3
3.2               Anti-Dilution Provisions                                     3
3.3               Shares Held by Bryan or Savannah                             3
3.4               Dissenting Shareholders                                      4
3.5               Fractional Shares                                            4
3.6               Conversion of Stock Options                                  4
ARTICLE 4 - EXCHANGE OF SHARES                                                 5
4.1               Exchange Procedures                                          5
4.2               Rights of Former Bryan Shareholders                          6
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BRYAN                            7
5.1               Organization, Standing, and Power                            7
5.2               Authority of Bryan; No Breach By Agreement                   7
5.3               Capital Stock                                                8
5.4               Bryan Subsidiaries                                           9
5.5               SEC Filings; Financial Statements                            9
5.6               Absence of Undisclosed Liabilities                          10
5.7               Absence of Certain Changes or Events                        10
5.8               Tax Matters                                                 10

5.9               Allowance for Possible Loan Losses                          12
5.10              Assets                                                      12
5.11              Intellectual Property                                       13
5.12              Environmental Matters                                       13
5.13              Compliance with Laws                                        14
5.14              Labor Relations                                             14
5.15              Employee Benefit Plans                                      15
5.16              Material Contracts                                          16
5.17              Legal Proceedings                                           17
5.18              Reports                                                     18
5.19              Statements True and Correct                                 18
5.20              Accounting, Tax and Regulatory Matters                      18
5.21              State Takeover Laws                                         18
5.22              Charter Provisions                                          19
5.23              Directors' Agreements                                       19
5.24              Board Recommendation                                        19
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SAVANNAH                        19
6.1               Organization, Standing, and Power                           19
6.2               Authority; No Breach By Agreement                           20
6.3               Capital Stock                                               21
6.4               Savannah Subsidiaries                                       21
6.5               SEC Filings; Financial Statements                           22
6.6               Absence of Undisclosed Liabilities                          22
6.7               Absence of Certain Changes or Events                        23
6.8               Tax Matters                                                 23
6.9               Allowance for Possible Loan Losses                          24
6.10              Assets                                                      24
6.11              Intellectual Property                                       25
6.12              Environmental Matters                                       25
6.13              Compliance With Laws                                        26
6.14              Labor Relations                                             27
6.15              Employee Benefit Plans                                      27
6.16              Material Contracts                                          29
6.17              Legal Proceedings                                           30
6.18              Reports                                                     30
6.19              Statements True and Correct                                 30
6.20              Accounting, Tax and Regulatory Matters                      31
6.21              State Takeover Laws                                         31
6.22              Charter Provisions                                          31
6.23              Board Recommendation                                        31
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION                          32
7.1               Affirmative Covenants of Each Party                         32
7.2               Negative Covenants of Bryan                                 32
7.3               Negative Covenants of Savannah                              34
7.4               Adverse Changes in Condition                                36
7.5               Reports                                                     36
ARTICLE 8 - ADDITIONAL AGREEMENTS                                             37
8.1               Registration Statement;Proxy Statement;Shareholder Approval 37
8.2               Exchange Listing                                            37
8.3               Applications                                                38
8.4               Filings with State Offices                                  38
8.5               Agreement as to Efforts to Consummate                       38
8.6               Investigation and Confidentiality                           38
8.7               Press Releases                                              39
8.8               Certain Actions                                             39
8.9               Accounting and Tax Treatment                                39

8.10              State Takeover Laws                                         39
8.11              Charter Provisions                                          39
8.12              Agreements of Affiliates                                    40
8.13              Employee Benefits and Contracts                             40
8.14              Indemnification                                             40
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE                 42
9.1               Conditions to Obligations of Each Party                     42
9.2               Conditions to Obligations of Savannah                       44
9.3               Conditions to Obligations of Bryan                          44
ARTICLE 10 - TERMINATION                                                      45
10.1              Termination                                                 45
10.2              Effect of Termination                                       46
10.3              Non-Survival of Representations and Covenants               47
ARTICLE 11 - MISCELLANEOUS                                                    47
11.1              Definitions                                                 47
11.2              Expenses                                                    55
11.3              Brokers and Finders                                         58
11.4              Entire Agreement                                            58
11.5              Amendments                                                  58
11.6              Waivers                                                     59
11.7              Assignment                                                  59
11.8              Notices                                                     59
11.9              Governing Law                                               60
1.10    Counterparts                                                         60
11.11    Captions; Articles and Sections                                      60
11.12    Interpretations                                                      61
11.13    Enforcement of Agreement                                             61
11.14    Severability                                                         61
SIGNATURES                                                                    61


LIST OF EXHIBITS


Exhibit Number             Description

         1.       Form of Bryan Stock Option Agreement.  (SS 1.4).

         2.       Form of Savannah Stock Option Agreement.  (SS 1.4).

         3.       Form of Directors' Agreement.  (SS 5.23).

         4.       Form of agreement of affiliates of Bryan.  (SS 8.12, 9.2(d)).

         5. Form of Employment Agreements with E. James Burnsed and George Michael Odom, Jr.




Page: 2
[A&B1]Sections 1.4, 6.8 and 11.2(b) through (d) of this Agreement illustrate various "lock-up" or "bust-up" techniques, including a "lock-up" option, "no-shop" covenant and termination provision, and expense reimbursement. These may be thought of as a "Chinese menu" and there should be no implication that all (or any) of these should (or may prudently) be used on a single transaction. This is an area that requires careful consideration. Where decision is made to use a "lock-up" provision, current interpretation of Delaware law requires an express "fiduciary out" for directors to respond to alternative offers, including (in the view of some) an express right to terminate the Agreement to go with another transaction. Termination in order to go with another transaction may entitle AC to compensation. See Section 11.2(d).




- 3 -
AD980300.210

EXHIBIT 1

STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 11, 1998, by and between Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Issuer"), and The Savannah Bancorp, Inc., a Georgia corporation ("Grantee").

         WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving entity; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

          2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 100,098 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $1.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to the product of 1.85 and the closing price per share of the common stock of Grantee on February 11, 1998, as reported on Nasdaq.

          3. Exercise of Option.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof or by Grantee and Issuer pursuant to Section 10.1(a) thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof (each a "Default Termination")), (C) 12 months after a Default Termination (provided, that if, within 12 months after such termination of the Merger Agreement, a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein (including clause (D) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event), and (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to Section 7.1 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Issuer Common Stock.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                  (i) Holder's (taking into account all other Holders) Total Profit (as defined below) exceed $2,000,000 and, if it otherwise would exceed such amount, Holder, at its sole election, shall either (A) reduce the number of shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration Option Shares previously purchased by Holder,
(C) pay cash to Issuer, or (D) any combination of the foregoing, so that Holder's actually realized Total Profit (together with the Total Profit realized by all other Holders) shall not exceed $2,000,000 after taking into account the foregoing actions; and

                  (ii) the Option be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in Holder's (taking into account all other Holders) Notional Total Profit (as defined below) of more than $2,000,000; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

         As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) the amount received by Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) (x) the amount received by Holder pursuant to Issuer's repurchase of Option Shares pursuant to Section 8, less (y) Holder's purchase price for such Option Shares; (iii) (x) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (y) Holder's purchase price of such Option Shares; and (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated person.

         As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares of Issuer Common Stock as to which Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Holder and its affiliates as of such date, were sold for cash at the closing sale price per share of Issuer Common Stock as quoted on the Nasdaq National Market (or, if Issuer Common Stock is not then quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) as of the close of business on the preceding trading day (less customary brokerage commissions).

         The provisions of this Section 3(e) shall apply to any Substitute Option (as defined below).

         4.       Payment and Delivery of Certificates.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
(B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY __, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7.       Adjustment upon Changes in Capitalization, etc.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                  (b) In the event that Issuer  shall  enter into an  agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The Substitute Option Issuer shall also enter into an agreement with each Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the Assets of its Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock having the greatest voting rights to be issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or any Subsidiary of Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or any Subsidiary of Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Holder and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Holder. (If there shall be more than one Holder, any such selection shall be made by a Holder Majority.)

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Holder may elect.

                  (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority).

                  (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                  (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8.       Repurchase at the Option of Holder.

                  (a) Subject to Section 3(e) and the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Purchase Event and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the

Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         9.       Registration Rights.

                  (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) If Issuer at any time  after the  exercise  of the  Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

                  (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 9.1(a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                  (ii)     on more than two occasions;

                  (iii) more than once during any calendar year;

                  (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                  (v) unless a request therefor is made to Issuer by Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                       In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and xpenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the Selling Holders, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Selling Holders and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

                  (e) In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                       Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel' satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                       If the indemnification  provided for in this subparagraph
(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, all selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                       In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

                  (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

                  (a) Expenses. Except as otherwise provided in Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.


         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:           BRYAN BANCORP OF GEORGIA, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


ATTEST:           THE SAVANNAH BANCORP, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


- 6 -
AD980400.314

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                                       61


EXHIBIT 2

STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 11, 1998, by and between The Savannah Bancorp, Inc., a Georgia corporation ("Issuer"), and Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Grantee").

         WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer as the surviving entity; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 340,200 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $1.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to the closing price per share of the common stock of Grantee on February 11, 1998, as reported on Nasdaq.

         3.       Exercise of Option.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1 (c) thereof or by Grantee and Issuer pursuant to Section 10.1(a) thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof (each a "Default Termination")), (C) 12 months after a Default Termination (provided, that if, within 12 months after such termination of the Merger Agreement, a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein (including clause
(D) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event), and (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to Section 7.1 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Issuer Common Stock.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

     (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                  (i) Holder's (taking into account all other Holders) Total Profit (as defined below) exceed $2,000,000 and, if it otherwise would exceed such amount, Holder, at its sole election, shall either (A) reduce the number of shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration Option Shares previously purchased by Holder,
(C) pay cash to Issuer, or (D) any combination of the foregoing, so that Holder's actually realized Total Profit (together with the Total Profit realized by all other Holders) shall not exceed $2,000,000 after taking into account the foregoing actions; and

     (ii) the Option be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in Holder's (taking into account all other Holders) Notional Total Profit (as defined below) of more than $2,000,000; provided, that nothing in this lause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

         As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) the amount received by Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) (x) the amount received by Holder pursuant to Issuer's repurchase of Option Shares pursuant to Section 8, less (y) Holder's purchase price for such Option Shares; (iii) (x) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (y) Holder's purchase price of such Option Shares; and (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated person.

         As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares of Issuer Common Stock as to which Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Holder and its affiliates as of such date, were sold for cash at the closing sale price per share of Issuer Common Stock as quoted on the Nasdaq National Market (or, if Issuer Common Stock is not then quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) as of the close of business on the preceding trading day (less customary brokerage commissions).

         The provisions of this Section 3(e) shall apply to any Substitute Option (as defined below).

         4.       Payment and Delivery of Certificates.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
(B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY __, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties o Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7.       Adjustment upon Changes in Capitalization, etc.

                  (a) In the  event of any  change  in  Issuer  Common  Stock by

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                                       65


reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

                  (b) In the event that Issuer  shall  enter into an  agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The Substitute Option Issuer shall also enter into an agreement with each Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the Assets of its Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock having the greatest voting rights to be issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the highest of (x) the price

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                                       66


per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or any Subsidiary of Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or any Subsidiary of Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Holder and Issuer (or if applicable, Acquiring Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Holder. (If there shall be more than one Holder, any such selection shall be made by a Holder Majority.)

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Holder may elect.

                  (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority).

                  (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                  (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8.       Repurchase at the Option of Holder.

                  (a) Subject to Section 3(e) and the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence

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                                       67


of a Purchase Event and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                  (c) For purposes of this Agreement , the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the

Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         9.       Registration Rights.

                  (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) If Issuer at any time  after the  exercise  of the  Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

                  (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 9.1(a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                  (ii)     on more than two occasions;

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                                       69


                  (iii) more than once during any calendar year;

                  (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                  (v) unless a request therefor is made to Issuer by Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                       In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and xpenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the Selling Holders, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Selling Holders and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

                  (e) In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                      Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying arty either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel' satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                      If the  indemnification  provided for in this subparagraph
(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, all selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                      In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

                  (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

                  (a) Expenses. Except as otherwise provided in Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section
7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.



         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.
ATTEST:           THE SAVANNAH BANCORP, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


ATTEST:           BRYAN BANCORP OF GEORGIA, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


- 6 -
AD980410.274

EXHIBIT 3


DIRECTOR'S AGREEMENT


                  THIS DIRECTOR'S AGREEMENT ("Agreement") is made and entered into as of the 11th day of February, 1998, by and between the undersigned, ______________, a resident of __________, Georgia, and The Savannah Bancorp, Inc., a corporation organized and existing under the laws of the State of Georgia ("Savannah").

                  On even date herewith, Savannah and Bryan Bancorp of Georgia, Inc., a corporation organized and existing under the laws of the State of Georgia ("Bryan"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Bryan with and into Savannah ("Merger"), and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Bryan ("Bryan Common Stock") into shares of the $1.00 par value common stock of Savannah. The transactions contemplated by the Merger Agreement are subject to the affirmative vote of the shareholders of Bryan, the affirmative vote of the shareholders of Savannah, the receipt of certain regulatory approvals and the satisfaction of other conditions.

                  The undersigned is a member of the Board of Directors of Bryan and is the owner of _________ shares of Bryan Common Stock and has rights by option or otherwise to acquire _________ additional shares of Bryan Common Stock ("Shares"). In order to induce Savannah to enter into the Merger Agreement, the undersigned is entering into this Agreement with Savannah to set forth certain terms and conditions governing the actions to be taken by the undersigned with respect to the Shares until consummation of the Merger.

                  NOW,   THEREFORE,   in   consideration   of  the  transactions
contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

                  1. Without the prior written consent of Savannah, the undersigned shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement except to Savannah pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, reorganization or acquisition.

                  2. The undersigned intends to, and will, vote all of the Shares beneficially owned by him (and with respect to which he has sole voting power) in favor of the Merger. The undersigned will also recommend that the shareholders of Bryan approve the Merger when the same is presented to the shareholders for consideration in properly prepared proxy materials, subject only to the undersigned's legal obligations (if any) as a director of Bryan, and will use his or her best efforts to effect consummation of the Merger and the other transactions contemplated by the Merger Agreement . Further, the undersigned intends to, and will, surrender the certificate or certificates representing his or her Shares which are beneficially owned by him (and with respect to which he has sole dispositive power) to Savannah upon consummation of the Merger as described in the Merger Agreement.

                  3. The undersigned covenants and agrees with Savannah that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of Savannah, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Bryan County, Georgia or Chatham County, Georgia. It is expressly understood that the covenants contained in this paragraph 4 do not apply to (i) "management official" positions which the undersigned holds with financial institutions other than Bryan and its subsidiary as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution, other than Bryan and its subsidiary, as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:

                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution, whether or not he holds any official, elected, or appointed position with such financial institution.

                  (b) The term "financial institution" shall refer to any bank or savings association which engages in the business of accepting deposits or which owns or controls a company which engages in the business of accepting deposits.

                  (c) The term "major shareholder" shall refer to the beneficial ownership of 2% or more of any class of voting securities of such company or the ownership of 2% of the total equity interest in such company, however denominated.

In the case of an undersigned who is as of the date of this Agreement an officer or director of Bryan, the provisions of this paragraph 3 shall be of no further force and effect if the undersigned is not offered employment as an officer or director of Savannah or any of its subsidiaries at the effective time of the Merger or, if the undersigned is so employed, the undersigned's employment is involuntarily terminated by Savannah after the effective time of the Merger other than for cause.

                  4. The undersigned acknowledges and agrees that Savannah could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Savannah in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

                  5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  6. Except with respect to the covenants contained in paragraph 3, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the later of September 30, 1998, or the date upon which the Board of Directors of Bryan shall have the right to terminate the Merger Agreement and the transactions contemplated thereby if the Merger is not consummated by such date.

                  IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.

As to the Undersigned, signed in the presence of:

________________________                   _______________________________(SEAL)

      Name:__________________________
             (Please print or type)

ATTEST:           THE SAVANNAH BANCORP, INC.


By:______________________               By:_____________________________________
     Secretary                             President and Chief Executive Officer

[CORPORATE SEAL]



- 3 -
AD980330.100

EXHIBIT 4


AFFILIATE AGREEMENT


The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia  31401

Attention:        Archie H. Davis
                  President and Chief Executive Officer

Gentlemen:

         The undersigned is a shareholder of Bryan Bancorp of Georgia, Inc. ("Bryan"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of The Savannah Bancorp, Inc. ("Savannah"), a corporation organized and existing under the laws of the State of Georgia, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 11, 1998 (the "Agreement"), by and between Savannah and Bryan. Under the terms of the Agreement, Bryan will be merged into and with Savannah (the "Merger"), and the shares of the $1.00 par value common stock of Bryan ("Bryan Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of Savannah ("Savannah Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Savannah regarding certain rights and obligations of the undersigned in connection with the shares of Savannah to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and Savannah hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to Bryan he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Savannah Common Stock into which his shares of Bryan Common Stock are converted upon consummation of the Merger until such time as Savannah notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Savannah and Bryan. Savannah agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Savannah containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned.The undersigned represents, warrants and agrees that:

         (a) The Savannah Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (b) Savannah has informed the undersigned that any distribution by the undersigned of Savannah Common Stock has not been registered under the 1933 Act and that shares of Savannah Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Savannah is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Savannah Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 8 hereof to, have all shares of Bryan Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Bryan Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of Bryan held to approve the Merger.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Savannah Common Stock received by the undersigned pursuant to the Merger will be given to Savannah's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

"The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as The Savannah Bancorp, Inc. ("Savannah") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
(2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Savannah) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Savannah) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Savannah that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Savannah securities issued subsequent to the original issuance of the Savannah Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Savannah Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Savannah shall cause the certificates representing the shares of Savannah Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Savannah Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Savannah, upon the request of the undersigned, will cause the certificates representing the shares of Savannah Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Savannah of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of Savannah Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Bryan.

         6. Filing of Reports by Savannah. Savannah agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Savannah Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Savannah Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Savannah Common Stock together with such additional information as the transfer agent may reasonably request. If Savannah's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Savannah shall cause such counsel to provide such opinions as may be necessary to Savannah's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Bryan and Savannah that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Savannah or becomes a director or officer of Savannah upon consummation of the Merger, among other things, any sale of Savannah Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between Savannah and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This
Affiliate   Agreement   shall  be   governed   by  the  laws  of  the  State  of
Georgia/Georgia.

         This Affiliate Agreement is executed as of the ____ day of February, 1998.

Very truly yours,

---------------------------
Signature

---------------------------
Print Name

---------------------------
---------------------------
---------------------------
Address

[add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

---------------------------
Name:

---------------------------
Name:



---------------------------
Name:

AGREED TO AND ACCEPTED as of
February __, 1998

THE SAVANNAH BANCORP, INC.


By:_________________________




- 5 -
AD980330.104

"Executive"



                       EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ____________________, 1998, by and between BRYAN BANK & TRUST, a Georgia state Bank (the "Bank") and SAVANNAH BANCORP, INC. ("Savannah") (Bank and Savannah collectively referred to as "Employers"), and E. JAMES BURNSED, a resident of the State of Georgia (the "Executive").

     WHEREAS, Savannah, a Georgia corporation, has acquired all of the equity interest of Bank by means of a merger (the "Merger") pursuant to an Agreement and Plan of Merger between Savannah and Bryan Bancorp, Inc. dated as of February ___, 1998 (the "Merger Agreement");

     WHEREAS, the Executive was the President and Chief Executive Officer of the Bank and desires to continue as the President of the Bank and Vice Chairman of the Board of Directors of Savannah;

     WHEREAS, the Employers desire that the Executive serve in such capacities; and

     WHEREAS, the Employers and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's Employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Employment and Duties.

      (a)The Employers hereby agree to employ the Executive and Executive agrees to serve as the President of the Bank and Vice Chairman of the Board of Savannah and to act in accordance with the terms and conditions set forth herein. During the term of this Agreement, the Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Employers, subject to reasonable absences for vacation and illness, and that he will perform such duties, unctions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Boards of Directors of the Employers (the "Boards") or the CEO of Savannah; provided, however, that the foregoing shall not be deemed to restrict the Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Boards and the CEO of Savannah with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Bank.

      (b)The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 9971 Ford Avenue, Richmond Hill, Georgia or at a comparable location within Bryan County, Georgia.

      2.Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

      3.Compensation. In consideration of the services to be rendered by the Executive to the Employers hereunder, the Employers hereby agree to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

      (a)Salary. The Executive shall receive an annual salary of ("Salary") from the Bank of $90,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank. The Bank may consider and declare from time to time increases in the Salary.

      (b)Compensation Pursuant to Plans. During the Term, the Executive shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of the Bank, consistent with his Salary and his position with the Employers.

      (c)Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder. Upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

      (d)Vacation and Perquisites. For so long as the Executive is employed by the Bank hereunder, the Executive shall be entitled to such paid vacation, sick leave and such perquisites as are provided to other executive officers of Savannah's banking subsidiaries.

      (e)Change in Control Agreement. Employers, by executing this Agreement, assume the obligations of Bryan Bancorp of Georgia, Inc. under the Change in Control Agreement with Executive dated May 22, 1996 ("Agreement"). Executive, by executing this Agreement, agrees to waive any rights under the Agreement to payments resulting from the merger between Savannah and Bryan Bancorp of Georgia, Inc. and agrees to accept the benefits of this Agreement in full payment in lieu of rights under the Agreement, except in the event of a Change in Control of Savannah.

      (f)Stock Options. To the extent not exercised, Savannah agrees to assume the Stock Option Agreement granting options to purchase 16,000 shares of Bryan Bancorp stock to E. James Burnsed at a price of $9.93 per share for 4,000 shares, $10.66 per share for 4,000 shares, $11.75 per share for 4,000 shares, and $10.65 per share for 4,000 shares, pursuant to the terms of the Merger Agreement between Savannah and Bryan Bancorp of Georgia, Inc. Savannah further agrees to grant to Executive pursuant to the Savannah Incentive Stock Option Plan options to purchase 10,000 shares of Savannah stock at market price on the same terms and conditions as other Savannah executives.

      (g)Life Insurance. Employers agrees to provide for Executive life insurance in addition to life insurance provided in the benefit package described in paragraph (b) above necessary to increase the total life insurance provided by Employers to total $575,000; provided however, the additional premium to increase theinsurance above that otherwise provided in the standard employee benefit package shall not exceed $2,000.

      (h)Automobile. Executive, during his employment, shall have the use of the vehicle now in his possession and all expenses relating to the operation of the vehicle until December 31, 2000 and thereafter shall have the same automobile privileges as other executives of Savannah's banking subsidiaries and on December 31, 2000, Executive shall have the right to purchase the vehicle now in his possession at the depreciated book value that the vehicle is shown on the books of Bryan Bank & Trust on said date.

      (i)Cash Incentive Plan. Savannah agrees for the term of this Agreement and for any extended term of this Agreement to provide Executive with a cash incentive payable under the same terms and conditions as were payable under Bryan Bank & Trust Officer's Cash Incentive Plan in effect at the time of execution of the definitive agreement.

     4.   Termination.

      (a)This Agreement shall terminate on the earliest to occur of the first anniversary of the date hereof or the occurrence of any of the following events:
(i) the mutual agreement of the Employees and the Executive; (ii) the death or Disability (as hereinafter defined) of the Executive or Executive's voluntary retirement; or (iii) immediate upon either of Employers giving written notice to the Executive of termination for Cause (as defined herein).

      (b)The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Boards of Employers, the Executive has engaged in conduct or activity materially damaging to the business of the Employers (it being understood however, that unintentional physical damage to any property of the Employers by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

      (c)The Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of duties or responsibilities which are materially inconsistent with the responsibilities of an executive officer holding the office of the Executive; (ii) a material breach by the Bank of any of the material provisions of this Agreement; (iii) reduction of Executive's salary or benefits; or (iv) Employers requiring the Executive to be based at any place outside a fifty mile radius from Richmond Hill, Georgia, except for reasonably required travel on the Employers' business.

      (d)In the event that the Executive's employment hereunder is terminated during the initial term or any extended term of this Agreement by Executive for reason of Good Cause or by the Employers other than for Cause, the Executive shall be entitled to receive the Salary, health insurance benefits, and life insurance benefits provided under this Agreement for a period of one year after the date of such termination. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for 120 consecutive business days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Employers) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employers or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

     5.   Representations and Warranties.

      (a)The Executive represents and warrants to the Employers that: (i) he has the full power and authority to execute, deliver and perform this Agreement and that he has taken all actions necessary to secure all approvals required in connection herewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

      (b)the Employers hereby represent and warrant to the Executive that: (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power and authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

      6.Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.

      If to the Executive:E. James Burnsed
     Bryan Bank & Trust
     9971 Ford Avenue
     Richmond Hill, GA 31224
     Facsimile No.: (912) 756-4617

      If to the EmployersSavannah Bancorp, Inc.
     25 Bull Street
     Savannah, GA 31401
     Facsimile No.: (912) 651-4141
     Attention:  President



or to such other address or fax number as either party may from time to time designate in writing to the other.

      7.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

      8.Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

      9.Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Employers to a successor of all or substantially all of the business or assets of the Employers. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.
     SAVANNAH BANCORP, INC.

     BY:________________________________

        Its:_____________________________

     BRYAN BANK & TRUST

     BY:________________________________

        Its:_____________________________

     "Employers"

     _____________________________(SEAL)
     E. JAMES BURNSED

     "Executive"



                       EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ____________________, 1998, by and between BRYAN BANK & TRUST, a Georgia state Bank (the "Bank") and SAVANNAH BANCORP, INC. ("Savannah) (Bank and Savannah collectively referred to as "Employers"), and GEORGE MICHAEL ODOM, JR., a resident of the State of Georgia (the "Executive").

     WHEREAS, Savannah, a Georgia corporation, has acquired all of the equity interest of Bank by means of a merger (the "Merger") pursuant to an Agreement and Plan of Merger between Savannah and Bryan Bancorp, Inc. dated as of February ___, 1998 (the "Merger Agreement");

     WHEREAS, the Executive was the Executive Vice President of the Bank and desires to continue as the Executive Vice President of the Bank;

     WHEREAS, the Employers desire that the Executive serve in such capacities; and

     WHEREAS, the Employers and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's Employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Employment and Duties.

      (a)The Employers hereby agree to employ the Executive and Executive agrees to serve as the Executive Vice President of the Bank and to act in accordance with the terms and conditions set forth herein. During the term of this Agreement, the Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Employers, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Boards of Directors of the Employers (the "Boards") or the CEO of the Bank; provided, however, that the foregoing shall not be deemed to restrict the Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Boards and the CEO of the Bank with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Bank.

      (b)The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 9971 Ford Avenue, Richmond Hill, Georgia or at a comparable location within Bryan County, Georgia.

      2.Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

      3.Compensation. In consideration of the services to be rendered by the Executive to the Employers hereunder, the Employers hereby agree to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

      (a)Salary. The Executive shall receive an annual salary of ("Salary") from the Bank of $80,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank. The Bank may consider and declare from time to time increases in the Salary.

      (b)Compensation Pursuant to Plans. During the Term, the Executive shall be included as a participant in all present and future employee benefit, and retirement plans generally available to employees of the Bank, consistent with his Salary and his position with the Employers.

      (c)Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder. Upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

      (d)Vacation and Perquisites. For so long as the Executive is employed by the Bank hereunder, the Executive shall be entitled to such paid vacation, sick leave and such perquisites as are provided to other executive officers of Savannah's banking subsidiaries.

      (e)Change in Control Agreement. Employers, by executing this Agreement, assume the obligations of Bryan Bancorp of Georgia, Inc. under the Change in Control Agreement with Executive dated May 22, 1996 ("Agreement"). Executive, by executing this Agreement, agrees to waive any rights under the Agreement to payments resulting from the merger between Savannah and Bryan Bancorp of Georgia, Inc. and agrees to accept the benefits of this Agreement in full payment in lieu of rights under the Agreement, except in the event of a Change in Control of Savannah.

      (f)Stock Options. Savannah agrees to assume the Stock Option Agreement granting options to purchase 5,000 shares of Bryan Bancorp stock to George Michael Odom, Jr. at a price of $19.00 a share under the 1997 Incentive Stock Option Plan of Bryan Bancorp of Georgia, Inc., pursuant to the terms of the Merger Agreement between Savannah and Bryan Bancorp of Georgia, Inc. Savannah further agrees to assume the Stock Option Agreement pursuant to the Bryan Bancorp of Georgia, Inc. 1997 Incentive Stock Option Plan dated February 10, 1998 granting to Executive the option to purchase 2,500 shares at a price of $47.17 per share.

      (g)Life Insurance. Employers agrees to provide for Executive life insurance in addition to life insurance provided in the benefit package described in paragraph (b) above necessary to increase the total life insurance provided by Employers to total $450,000; provided however, the additional premium to increase the insurance above that otherwise provided in the standard employee benefit package shall not exceed $1,500.

      (h)Automobile. Executive, during his employment, shall have the use of the Ford Explorer vehicle now in his possession and all expenses relating to the operation of the vehicle until December 31, 2000 and thereafter shall have the same automobile privileges as other executives of Savannah's banking subsidiaries and on December 31, 2000, Executive shall have the right to purchase the Ford Explorer at the depreciated book value that the vehicle is shown on the books of Bryan Bank & Trust on said date.

      (i)Cash Incentive Plan. Savannah agrees for the term of this Agreement and for any extended term of this Agreement to provide Executive with a cash incentive payable under the same terms and conditions as were payable under Bryan Bank & Trust Officer's Cash Incentive Plan in effect at the time of execution of the definitive agreement.

     4.   Termination.

      (a)This Agreement shall terminate on the earliest to occur of the first anniversary of the date hereof or the occurrence of any of the following events:
(i) the mutual agreement of the Employees and the Executive; (ii) the death or Disability (as hereinafter defined) of the Executive or Executive's voluntary retirement; or (iii) immediate upon either of Employers giving written notice to the Executive of termination for Cause (as defined herein).

      (b)The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Boards of Employers, the Executive has engaged in conduct or activity materially damaging to the business of the Employers (it being understood however, that unintentional physical damage to any property of the Employers by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

      (c)The Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of duties or responsibilities which are materially inconsistent with the responsibilities of an executive officer holding the office of the Executive; (ii) a material breach by the Bank of any of the material provisions of this Agreement; (iii) reduction of Executive's salary or benefits; or (iv) Employers requiring the Executive to be based at any place outside a fifty mile radius from Richmond Hill, Georgia, except for reasonably required travel on the Employers' business.

      (d)In the event that the Executive's employment hereunder is terminated during the initial term or any extended term of this Agreement by Executive for reason of Good Cause or by the Employers other than for Cause, the Executive shall be entitled to receive the Salary, health insurance benefits, and life insurance benefits provided under this Agreement for a period of one year after the date of such termination. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for 120 consecutive business days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Employers) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employers or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.


     5.   Representations and Warranties.

      (a)The Executive represents and warrants to the Employers that: (i) he has the full power and authority to execute, deliver and perform this Agreement and that he has taken all actions necessary to secure all approvals required in connection herewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

      (b)the Employers hereby represent and warrant to the Executive that: (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power and authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

      6.Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.






      If to the Executive:George Michael Odom, Jr.
     Bryan Bank & Trust
     9971 Ford Avenue
     Richmond Hill, GA 31224
     Facsimile No.: (912) 756-4617

       If to the EmployersSavannah Bancorp, Inc.
     25 Bull Street
     Savannah, GA 31401
     Facsimile No.: (912) 651-4141
     Attention:  President

or to such other address or fax number as either party may from time to time designate in writing to the other.

      7.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

      8.Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

      9.Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Employers to a successor of all or substantially all of the business or assets of the Employers. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.
     SAVANNAH BANCORP, INC.

     BY:________________________________




        Its:_____________________________

     BRYAN BANK & TRUST

     BY:________________________________

        Its:_____________________________

     "Employers"

     _____________________________(SEAL)
     GEORGE MICHAEL ODOM, JR.

     "Executive"
--=====================_888528609==_--